UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Meta Platforms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1665019
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1 Meta Way, Menlo Park, California 94025

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.300% Senior Notes due 2031	The Nasdaq Stock Market LLC
4.650% Senior Notes due 2033	The Nasdaq Stock Market LLC
4.900% Senior Notes due 2035	The Nasdaq Stock Market LLC
5.400% Senior Notes due 2038	The Nasdaq Stock Market LLC
6.050% Senior Notes due 2044	The Nasdaq Stock Market LLC
6.400% Senior Notes due 2065	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-295425

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Meta Platforms, Inc.’s (the “Company”) 4.300% Senior Notes due 2031, 4.650% Senior Notes due 2033, 4.900% Senior Notes due 2035, 5.400% Senior Notes due 2038, 6.050% Senior Notes due 2044, and 6.400% Senior Notes due 2065 (together, the “Notes”). For a description of the Notes registered hereunder, reference is made to the information under the heading “Description of Notes” in the prospectus supplement, dated November 4, 2026, which was filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2026 under the Securities Act of 1933, as amended (the “Securities Act”), and under the heading “Description of Debt Securities” in the prospectus, dated April 30, 2026, contained in the Company’s effective registration statement on Form S-3 (File No. 333-295425), which registration statement was filed with the Commission on April 30, 2026 under the Securities Act, which information is incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 9, 2022, between Meta Platforms, Inc. and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 9, 2022).

4.2	Seventh Supplemental Indenture, dated as of November 12, 2026, by and between Meta Platforms, Inc. and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 12, 2026).

4.3	Form of Notes (included in Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

META PLATFORMS, INC.

Date: November 12, 2026	By:	/s/ Katherine R. Kelly
Katherine R. Kelly
Vice President and Corporate Secretary